EXHIBIT 10.51

     THIS MASTER POWER SERVICE AGREEMENT (the "MPSA"), made and entered into this 1st day of ______, 1996, ("Effective Date") by and between Electric Clearinghouse, Inc., a Texas corporation, hereinafter referred to as "ECI", and Chevron U.S.A. Production Company, a division of Chevron U.S.A. Inc., a Pennsylvania corporation, hereinafter referred to as "CUSA PRODUCTION". ECI and CUSA PRODUCTION may be referred to herein individually as "Party" or collectively as the "Parties".

                                       I.
                                    RECITALS

     1.1 CUSA PRODUCTION currently (A) owns or controls (i) certain Power generation, distribution and transmission facilities and may in the future own or control additional Power generation, distribution and transmission facilities and (ii) facilities that consume Power and may in the future own or control additional facilities that consume Power and (B) intends to pursue market opportunities that involve the sale, purchase, transmission, distribution and/or generation of Power in a manner that will not subject CUSA PRODUCTION to state or federal jurisdiction, as set forth in more detail in Section 6.15 below.

     1.2 The Parties desire that ECI have the opportunity, as more fully described herein, to: (i) purchase Power from generating units or contractual supply owned, controlled or operated by CUSA, (ii) supply Power to facilities owned, controlled or operated by CUSA or to which CUSA is contractually obligated to supply; and (iii) participate in any existing and future market opportunities in which CUSA is involved during the term of this MPSA that involve the sale, purchase, transmission, distribution and/or generation of Power.

     1.3 The Parties recognize that current laws, regulations and market conditions render certain opportunities non-feasible or otherwise not commercially beneficial to either Party, but anticipate that throughout the Term laws, regulations and market conditions will change such that opportunities will become feasible and commercially beneficial to either Party.

                                       1

     1.4 The Parties desire to specify terms and conditions under which the Parties will participate in Opportunities, as defined below.

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions herein contained, CUSA PRODUCTION and ECI hereby agree as follows:

                                       II.
                                   DEFINITIONS

In addition to terms defined elsewhere in this Agreement, the following definitions shall apply hereunder:

     2.1 AFFILIATE shall mean with respect to any person, any other person (other than an individual) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For purposes of this definition, "control" means the direct or indirect ownership of more than fifty percent (50%) of the outstanding capital stock or other equity interests having ordinary voting power.

     2.2 CUSA PRODUCTION shall mean Chevron U.S.A. Production Company, a division of Chevron U.S.A. Inc., excluding any operations outside of Hawaii and the lower forty eight states of the United States.

     2.3  EFFECTIVE DATE shall mean the date first written above.

     2.4 EXISTING OPPORTUNITY shall mean an Opportunity for which a Party has made an internal commitment to pursue as of the Effective Date, which Opportunities are listed on Exhibit A.

     2.5 MASTER ALLIANCE AGREEMENT shall mean that certain Master Alliance Agreement entered into between Chevron U.S.A. Inc., Chevron Chemical Company, Chevron Pipeline

                                       2

Company and NGCC, Natural Gas Clearinghouse, Warren Petroleum Company, and ECI as of _________, 1996.

     2.6 MATERIAL CHANGE shall mean any change in any element of an Opportunity that could reasonably be expected to affect the Opportunity significantly enough to cause either Party, in accordance with commercially reasonable criteria, to reassess its previous commercial assessment of the Opportunity.

     2.7  MPSA shall mean this Master Power Service Agreement.

     2.8 OPPORTUNITY or OPPORTUNITIES shall mean any proposed transaction that includes the ability of a Party, whether on an initial or incremental basis, to:
(i) purchase, or facilitate the purchase of, Power from generating units or contractual supply owned, controlled or operated by CUSA PRODUCTION, (ii) sell, or facilitate the sale of, Power to facilities owned, controlled or operated by CUSA PRODUCTION or to which CUSA PRODUCTION is contractually obligated to supply; or (iii) participate in any existing and future market opportunities in which CUSA PRODUCTION is involved during the term of this MPSA that involve the sale, purchase, transmission, distribution and/or generation of Power; provided, however, that this term shall only include proposed transactions described above that would result in the sale, purchase, transmission, distribution and/or generation of Power to, from, or over the facility or aggregated facilities involved in the proposed transaction in an amount that exceeds an average rate of 5 MW per hour over a representative period of time.

     2.9 POWER shall mean electric energy and/or capacity and/or related products and services.

     2.10 TERM shall mean a period ending after a primary term of ten years, commencing on the Effective Date, and year to year thereafter until terminated by either Party at the end of the primary term, or at the end of any annual period after the primary term, by giving the other Party at least one hundred and eighty days prior written notice of termination; provided, that if

                                       3

CUSA PRODUCTION and ECI enter into any definitive agreements regarding the purchase and/or sale of Power and associated services, such agreements shall continue in full force and effect until terminated in accordance with the provisions thereof.

                                      III.
                              OPPORTUNITY PROTOCOL

3.1  OPPORTUNITY DESCRIPTIONS.

     3.1.1 Promptly upon making an internal commitment to actively pursue an Opportunity, but in no event later than 10 working days after making that determination, the Party that has made such a commitment ("Presenting Party") shall present to the other Party a written description of each Opportunity ("Opportunity Description") containing the elements set forth in Section 3.1.2 below. The Parties may expand or lessen the period by which the Presenting Party will notify the other Party of an Opportunity by mutual written agreement. Within fifteen working days of the Effective Date, CUSA PRODUCTION shall submit Opportunity Descriptions for Existing Opportunities; this period shall be referred to hereinafter as the "Existing Opportunity Description Period." The Presenting Party shall include in the Opportunity Description a commercially reasonable period, taking into consideration the expected time frame of the Opportunity, by which the non-Presenting Party must notify the Presenting Party whether or not the non-Presenting Party will pursue the Opportunity with the Presenting Party ("Strike Period").

     3.1.2 The Presenting Party shall include in each Opportunity Description a thorough description of the Opportunity that, based on information available to the Presenting Party in accordance with commercially reasonable practices, includes without limitation the Presenting Party's assessment of the following elements of the Opportunity:

         A) proposed economics including projected cost savings, return on capital investment, incremental economic impacts and market based returns;

         B) geographic, market, and operational scope; determined Opportunity specifics including quantity, price that will be paid for, and production costs of Power and/or related services that will be purchased or soldOpportunity projections relating to quantity, price, and production costs of Power;

         D) market conditions relied upon in developing the Opportunity;

                                       4

         E) any other material facts or assumptions relied upon in developing or considering the Opportunity;

         F) confidentiality requirements associated with the Opportunity;

         G) the time frame of the Opportunity, including the date by which the Opportunity is expected to become commercially beneficial and the expected duration of the anticipated benefit;

         H) the Presenting Party's goals with respect to the Opportunity, which goals shall not contravene either Party's right to participate in an Opportunity as stated herein; and

         I) the effect of legal and regulatory conditions and the expected effect of changes in legal and regulatory conditions on items A through H aboveI) .

     3.1.3 If the Presenting Party becomes aware of, or reasonably could be expected to have become aware of, any Material Change to the Opportunity, the Presenting Party shall promptly forward the other Party a redlined version of the affected Opportunity Description showing the changes from the previous Opportunity Description. The Presenting Party shall continue to update the Opportunity Description for a particular Opportunity in accordance with the conditions set forth in the preceding sentence until the earlier of (i) the consummation of the Opportunity in the form of definitive executed agreements or
(ii) the Parties agree that such updates are no longer necessary. If either Party opts out of participation in an Opportunity, but the other Party intends to pursue the Opportunity ("Remaining Party"), the Remaining Party, regardless of whether the Remaining Party is the Presenting Party with respect to the Opportunity in question, shall report Material Changes to the other Party as though the Remaining Party were the Presenting Party.

3.2  EXCLUSIVITY.

     3.2.1 Prior to the expiration of the Strike Period relating to any Opportunities for which CUSA PRODUCTION is the Presenting Party, CUSA PRODUCTION shall not (i) enter into definitive negotiations with any third party to participate in, develop, or otherwise further the purposes of an Opportunity that has been described in an Opportunity Description or (ii) on its

                                       5

own accord, participate in, develop, or otherwise further the purposes of an Opportunity that has been described in an Opportunity Description. Notwithstanding the foregoing, during the Existing Opportunity Description Period CUSA PRODUCTION shall be entitled to participate in, develop or otherwise further the purposes of Existing Opportunities with third parties or on its own accord in a manner that will not interfere with CUSA PRODUCTION's obligations hereunder.

     3.2.2 ECI shall not pursue any Opportunity described in an Opportunity Description with any third party to the exclusion of CUSA PRODUCTION until CUSA PRODUCTION has notified ECI that CUSA PRODUCTION does not intend to pursue the Opportunity.

3.3  PARTICIPATION AND WAIVER THEREOF.

     3.3.1 Prior to the expiration of the Strike Period for a particular Opportunity, the non-Presenting Party shall notify the Presenting Party whether the non-Presenting Party chooses to participate in the Opportunity with the Presenting Party or opt out of participation. The non-Presenting Party shall base the decision of whether it will or will not participate in an Opportunity on the information provided in the Opportunity Descriptions, as modified by the Presenting Party in accordance with the procedures set forth in Section 3.1, and the non-Presenting Party's commercially reasonable determination that: (i) ECI and CUSA PRODUCTION may benefit from participation in the Opportunity, (ii) the non-Presenting Party's participation does not materially impede the Presenting Party's stated and reasonable goals with respect to that Opportunity, which goals shall not contravene either Party's right to participate in or derive benefit from an Opportunity as stated herein, and (iii) the non-Presenting Party's participation is allowed, or is expected to be allowed, by applicable laws and regulations. These three criteria shall be referred to hereinafter as the "Principles for Participation." Election by the non-Presenting Party to opt out of an Opportunity shall not prohibit the Presenting Party from requesting the non-Presenting Party to participate in that Opportunity at a later date.

     3.3.2 If the non-Presenting Party chooses to participate in the Opportunity, ECI and CUSA PRODUCTION shall use commercially reasonable efforts to work together to develop the Opportunity until the earlier of the occurrence of the following events: (i) the Opportunity

                                       6

has been consummated in the form of definitive executed agreements or (ii) the non-Presenting Party opts out of participation (upon the Presenting Party's request, which request shall include a commercially reasonable time by which the non-Presenting Party must respond).

     3.3.3 If ECI opts out of an Opportunity, CUSA PRODUCTION shall be free to participate in, develop, or otherwise further the interests of the Opportunity free from any obligations to ECI (other than CUSA PRODUCTION's continuing obligation to notify ECI of any Material Change, as set forth in Section 3.1 above) until, in response to CUSA PRODUCTION's notification of a Material Change, ECI determines, in a commercially reasonable manner in accordance with the Principles of Participation, that ECI desires to participate in the Opportunity. ECI's right to participate in an Opportunity, as described in the preceding sentence, shall be referred to as a "Re-Entry Right." ECI shall notify CUSA PRODUCTION in writing of ECI's intent to exercise the Re-Entry Right as soon as commercially practicable upon discovering the occurrence of the Material Change causing ECI to choose to participate in the Opportunity, which notice shall be referred to hereinafter as the "Re-Entry Notice."

3.4 CONFIDENTIALITY OBLIGATIONS TO THIRD PARTIES. Neither Party shall enter into an agreement with a third party that would in any way impede that Party's obligation to provide the other Party information necessary to complete and continually update Opportunity Descriptions without the other Party's prior written consent, which consent shall not be withheld unreasonably. With respect to existing agreements that restrict a Party from providing the information necessary to complete and continually update Opportunity Descriptions ("Third Party Confidentiality Agreements"), each Party shall fulfill its obligation to provide the other Party with such information to the extent doing so does not cause either Party to breach any Third Party Confidentiality Agreement. Each Party shall use commercially reasonable efforts to obtain necessary and adequate releases for the dissemination of information pertaining to Opportunities in which that Party is currently involved.

3.5 SHARED BENEFITS. In addition to any terms and conditions that may be agreed to with respect to any Opportunity contemplated hereunder, CUSA PRODUCTION shall compensate

                                       7

ECI for the relative benefit or savings ECI causes the Opportunity to realize, regardless of whether ECI actually participates in the Opportunity. ECI and CUSA PRODUCTION shall agree upon the amount of such compensation on an Opportunity-by-Opportunity basis.

3.6 MEETINGS OF POWER ALLIANCE. CUSA PRODUCTION and ECI shall each designate one or more representatives as Power Alliance Coordinators ("PAC") who shall serve as the primary points of contact for communication between the Parties for the purposes of this MPSA. PACs from both Parties shall meet in Houston, Texas not less than quarterly to identify and discuss potential and existing Opportunities. The appropriate PACs from either Party may agree to alter the location of any such meeting.

3.7 DISPUTE RESOLUTION. ECI and CUSA PRODUCTION shall promptly resolve any dispute between ECI and CUSA PRODUCTION arising out of this MPSA, including without limitation disputes regarding ECI's Re-Entry Right and ECI's compensation for causing a benefit or savings, in accordance with the procedures providing for dispute resolution in the Master Alliance Agreement.

                                       IV.
                          REPORTING AND CONFIDENTIALITY

4.1 REPORTING. In connection with fulfilling the purposes of this MPSA, CUSA PRODUCTION and ECI may be required by certain governmental entities to supply information regarding ownership, operation, purchases, and sales of Power and/or assets for the generation, transmission, and distribution of such. Each Party shall cooperate with the other in the compilation and supply of such data.

4.2 CONFIDENTIALITY. Each Party and its Affiliates possesses confidential and secret technical and business information pertaining to the Opportunities that are the subject of this MPSA, which information, if designated in writing as confidential shall be referred to as "Confidential Information."

                                       8

     A. Each Party will use Confidential Information only for evaluation of Opportunities as defined above. Confidential Information, which may have been provided as part of an evaluation process, but which is not necessary to provide continuing service under an arrangement, shall be returned to the Party that originally submitted it. Confidential Information that is in electronic form or converted by the receiving party into electronic form shall be destroyed and certified as destroyed by the receiving party.

     B. Each Party shall keep Confidential Information confidential during the term of this MPSA, unless otherwise agreed with respect to a particular transaction. Notwithstanding the foregoing, either Party may disclose the Confidential Information to (i) those of its officers, directors, employees, legal advisors, Affiliates, consultants, or financing entities who, in the receiving party's reasonable judgment, need access to the Confidential Information to further the purposes of this MPSA and (ii) any governmental authorities as may be legally required by such authority. Notwithstanding the foregoing, prior to either Party's disclosure of Confidential Information to any Affiliates, consultants or financing entities, the party desiring to disclose the Confidential Information will first obtain the other Party's prior written consent. Each Party understands that with regard to such consent, the other Party will generally require that the proposed recipient of Confidential Information enter into a separate confidentiality agreement directly with the Party whose Confidential Information is being disclosed before such consent is given. Such an agreement shall be substantially in the form attached hereto as Exhibit B. If either Party is required by a governmental authority to disclose Confidential Information (a) to the extent possible, all proposed disclosures shall be provided to the other Party in advance for review and approval, such approval not to be unreasonably withheld, and (b) if such public or permitting agency is subject to laws and regulations by which the agency can keep information disclosed to it secret and confidential, each Party, as appropriate, shall take all reasonable steps necessary to obtain the protection of such laws and regulations so as to maintain the secrecy and confidentiality of the information disclosed.

                                       9

     C. If either Party becomes compelled by administrative action or court order to disclose any of the Confidential Information or if either Party is notified that any Confidential Information is the subject of a Freedom of Information Act request, the receiving Party shall provide the disclosing Party with notice of that requirement or request in a timely manner so that the disclosing Party may seek a protective order or other appropriate remedy at its own risk and expense. The disclosing Party will cooperate with the receiving Party's counsel to enable the receiving Party (at the receiving Party's expense) to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information required to be disclosed. If such protective order or other remedy is not obtained, the receiving Party will furnish only that portion of the Confidential Information that is required to comply with the administrative action or court order.

     D. The provisions of paragraphs A, B, and C above shall not apply to any portion of Confidential Information:

        (i) that was developed by the receiving Party and was in its possession prior to the receiving Party's first receipt of the same, either directly or indirectly, from the disclosing Party,

        (ii) that is acquired by the receiving Party from persons that are not known by the receiving Party to be under an obligation of secrecy (whether legal or contractual) to the disclosing Party or an Affiliate and that are not affiliated companies of the disclosing Party;

        (iii) that is now, or hereafter becomes, through no act or failure to act on the receiving Party's part, part of the public domain; and provided, however, that the occurrence of (i), (ii), or (iii) above shall not be construed to grant to either Party any rights, express or implied, under any patents, trade secrets, or copyrights licensable by the other Party or its Affiliates.

                                       10

                                       V.
                         REPRESENTATIONS AND WARRANTIES

5.1 Each Party represents and warrants to the other Party as of the date hereof as follows:

     (A) STATUS AND AUTHORITY. Each Party has full power and authority to execute and be bound by this MPSA, to carry out its obligations in accordance with the terms and provisions hereof, and to enter into the necessary agreements to fulfill each Party's obligations hereunder. The execution, delivery and performance of this MPSA have been duly authorized by all requisite corporate actions on the part of such Party or such Party's corporate parents. This MPSA constitutes the valid and legally binding obligation of such Party, enforceable against it and its Affiliates in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (whether enforced at law or in equity).

     (B) NO BREACH OR DEFAULT. The execution, delivery and performance by each Party of this MPSA and the transactions contemplated hereby will not constitute a breach of any term or provision of, or a default under (i) any outstanding indenture, mortgage, loan agreement or other contract or agreement to which such Party is a party or its property is bound, (ii) its organizational documents,
(iii) any law, rule or regulation, or (iv) any order, writ, judgment or decree having applicability to it.

     (C) COMPLIANCE WITH APPLICABLE LAWS. This Agreement is made expressly subject to, and each Party expressly agrees to comply with and abide by, all of the laws of the United States and of the State and any political subdivision insofar as the same may be applicable to such Party's performance under this MPSA, including all rules and regulations now existing or that may be hereafter promulgated under and in accordance with any such law or laws.

                                       11

     (D) GOVERNMENT APPROVALS. There is no proceeding pending, or to the best of each Party's knowledge, threatened against it that seeks, or may be reasonably expected to rescind, terminate, modify or suspend any government approval necessary for the performance of any obligation by such Party hereunder.

     (E) LITIGATION. There are no pending or, to the best of its knowledge, threatened legal actions, suits or arbitration or other proceedings before any governmental authority against or affecting such Party or any of its Affiliates with respect to the subject matter of this Agreement or its ability to perform any of its obligations hereunder.

                                       VI.
                                  MISCELLANEOUS

6.1 INDEMNITY. Each Party hereby agrees to defend, indemnify and hold the other Party, its subsidiaries, Affiliates, directors, officers, employees and agents of each of them harmless from any and all liabilities, claims, penalties, demands, fines, forfeitures, suits, causes of action or damages, which may arise or accrue because of failure or neglect of such Party or its subcontractors to comply, either directly or indirectly, with any laws and/or regulations applicable to such Party's performance under this Agreement.

6.2 ASSIGNMENT. This MPSA shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. This MPSA shall not be assignable by either Party without the prior written consent of the other.

6.3 RECORDS. Each Party shall maintain a true and correct set of records pertaining to all activities relating to its performance of this MPSA and all transactions related thereto for a period of not less than two (2) years after termination of this MPSA. Any Party, at is own expense, may audit the records of the other Party during reasonable business hours during the Term of this MPSA and during the two (2) year period after termination.

                                       12

6.4 NOTICE. Whenever a provision is made in this MPSA for the giving of any notice, such notice shall be deemed to have been given if faxed, personally delivered or if mailed by United States mail, addressed to the Party entitled to receive same at the address indicated below, or at such other address as shall be provided from time to time. Notice shall be deemed to have been received when sent, if faxed, and three (3) business days after the date on which such notice was mailed.

     NOTICE TO ECI:

     Electric Clearinghouse, Inc.
     13430 Northwest Freeway, Suite 1200
     Houston, Texas  77040-6095
     Telephone:   713/507-6500
     Facsimile:   713/507-6505

     NOTICE TO CUSA PRODUCTION:

     Chevron U.S.A. Inc. Midstream Unit
     1301 McKinney
     P.O. Box 2100
     Houston, Texas  77252

6.5 PRESS RELEASES. No publicity or public announcement regarding the transactions contemplated by this MPSA may be released without the prior consent of the Parties. This provision will be understood to allow discussion by the Parties in advance of public announcements.

6.6 COUNTERPARTS. This MPSA may be executed by the Parties in any number of counterparts, which, taken together, shall constitute one and the same legally binding instrument.

6.7 ENTIRE AGREEMENT. This MPSA sets forth the entire agreement between the Parties as to the subject matter of this MPSA and any and all prior or contemporaneous proposals, negotiation, agreements, commitments and representations, oral and written are merged herein. This MPSA may not be modified or amended except by means of a writing duly executed by the Parties subsequent to the date hereof that states its intent to amend this MPSA.

                                       13

6.8 WAIVER. The right of any Party to require strict performance by the other Party of any or all obligations imposed upon such other Party by this MPSA shall not in any way be affected by previous waiver, forbearance or course of dealing.

6.9 RELATIONSHIP. Notwithstanding any implication herein to the contrary, this MPSA does not create and shall not be deemed to create a partnership, company, joint venture or any other entity or similar legal relationship between the Parties. No Party is or shall act as or be deemed or represent themselves to be the agent or representative of the other except as permitted in under a specific agreement.

6.10 GOVERNING LAW AND VENUE. THIS MPSA SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. THE EXCLUSIVE JURISDICTION FOR ANY ACTION ARISING HEREUNDER SHALL BE IN THE COURTS OF HARRIS COUNTY, TEXAS.

6.11 HEADINGS. The headings contained in this MPSA are for reference purposes only and shall not effect in any way the meaning or interpretation of this MPSA.

6.12 NO RECOURSE. Notwithstanding any of the terms or provisions of this MPSA to the contrary, each of the Parties hereto agrees that neither it nor any person acting on its behalf may assert any claim or cause of action against any officer or director of any other Party hereto in connection with or arising out of this MPSA or any of the transactions contemplated hereby.

                                       14

6.13 LIMITATION OF DAMAGES. In no event shall either Party be liable for punitive, exemplary, consequential or incidental damages arising from any breach or default under this MPSA or from any act or omission under or in connection with this MPSA or any of the transactions contemplated hereunder.

6.14 REGULATORY AUTHORITY. Each Party shall obtain and maintain all regulatory orders and authorizations necessary for it to perform its obligations hereunder. Each Party further agrees to perform its respective obligations hereunder in compliance with all applicable laws, regulations and orders of governmental entities having proper jurisdiction.

6.15 NON-UTILITY STATUS. Each Party agrees that it will not cause the other Party to become regulated as a public utility or similar entity pursuant to state or federal laws. To the extent this Agreement contemplates transactions involving assets, such transactions shall not be construed as a dedication of any part of either Party's assets to the public. If any third party brings an action before any regulatory body seeking a decision that transactions contemplated hereunder subjects either Party to regulation as a public utility or similar entity, CUSA PRODUCTION and ECI shall promptly restructure any transactions arising out of this MPSA in a mutually satisfactory manner to the extent necessary to avoid implementation of such regulation.

        IN WITNESS WHEREOF, this MPSA is executed on the ____ day of ________, 1996.

"ECI"                                          "CUSA PRODUCTION"
ELECTRIC CLEARINGHOUSE, INC.                   CHEVRON U.S.A PRODUCTION
                                               COMPANY, A DIVISION OF
                                               CHEVRON U.S.A. INC.


By:_____________________________               By:_____________________________

Name:                                          Name:

Title:                                         Title:

                                       15

                                    EXHIBIT A

     As of the Effective Date, Chevron U.S.A. Production Company has not made an internal commitment to pursue any Opportunities.

                                    EXHIBIT B

       [BRACKETED SECTIONS ARE OPTIONAL, ALTERNATIVE, OR TO BE FILLED IN]

                                     [DATE]

[ADDRESSEE]

                                      Confidentiality Agreement
                                      [NAME OR BRIEF DESCRIPTION OF OPPORTUNITY]
                                      [LOCATION OF OPPORTUNITY]

[DEAR ____;.]:

[THE DISCLOSING PARTY] (the "Disclosing Party") possesses certain confidential and proprietary ideas, information and data ("Data and Information") relating to a certain business opportunity involving the potential purchase, sale, transmission, distribution, and/or generation of electric power ("Opportunity"), which Data and Information is considered by the Disclosing Party to be secret and confidential and to constitute a valuable commercial asset. You wish to [STATE PURPOSE OF DISCLOSURE, E.G., PROVIDE SERVICES RELATED TO THE OPPORTUNITY] and the Disclosing Party is willing, subject to the terms and conditions hereof, to disclose the Data and Information to you for that Purpose. In consideration for the Disclosing Party's willingness to disclose to you such Data and Information, you hereby agree that such disclosure shall be subject to the following terms and conditions:

1. Data and Information shall include any and all confidential or proprietary ideas, information and data supplied by the Disclosing Party to you in writing, orally or by observation, including, but not limited to, [COPIES OR ORIGINALS DATA, MODELS, ANALYSES, ESTIMATES OF POTENTIAL RETURNS, INTERPRETATIONS AND CONTRACTUAL AND FINANCIAL INFORMATION] confidential to the Disclosing Party, and any other information relating to the Purpose.

2. Data and Information shall not include any ideas, data or information which:
(a) was or becomes generally available to the public other than as a result of an act or failure to act by you, or your employees or representatives; or (b) was known to you on a non-confidential basis prior to disclosure to you by Chevron; or (c) becomes available to you on a non-confidential basis from a source (other than the Disclosing Party) which is permitted to disclose the same; or (d) was already in your possession or to which you were otherwise entitled at the time of disclosure. It is understood and agreed that data and information referred to in this Section 2 are not subject to the terms of this Agreement and may be used and/or disclosed to third parties by you.

3. You shall receive and maintain such Data and Information in confidence and you shall make all reasonable efforts to prevent disclosure to others. You shall not use the Data or Information except for the Purpose set out above. You shall not disclose, show or otherwise release such Data and Information to any third party, including consultants or advisors, without the Disclosing Party's prior written consent. Should your evaluation require you to disclose Data and Information to outside agents, consultants, representatives or advisors, then you must seek the Disclosing Party's prior consent for such disclosure, which consent shall be at the Disclosing Party's sole discretion. If consent to such disclosure is granted, you shall ensure that each such third party agrees in writing prior to such disclosure to keep the Data and Information confidential to the same extent as you are obliged to under this Agreement.

4. You agree to keep all such Data and Information strictly secret and confidential, and, to that end, without limiting the generality of the foregoing, to prevent unauthorized use or reproduction of the Data and Information, and to take all precautions to preserve the secrecy and confidentiality of such Data and Information among your employees having access to any portion of such Data and Information, and to assume the responsibility that such employees will preserve the secrecy and confidentiality of such Data and Information with respect to third parties. Such Data and Information shall only be revealed to your employees who have a need to know such Data and Information for the Purpose specified above.

5. You shall not make any copies, excerpts or in any way reproduce any of the Data and Information without the Disclosing Party's prior written consent. If reproductions are permitted in accordance with this Section, each reproduction shall be appropriately marked to show that it contains the Disclosing Party's proprietary information.

6. You shall promptly return to the Disclosing Party all Data and Information, as well as any reproductions or excerpts therefrom and any notes, summaries or compilations thereof without retaining any copies thereof.

7. If you, or your representatives, are required by any court or legislative or administrative body (by oral questions, depositions, interrogatories, requests for information or documents, subpoena, Civil Investigation Demand, or any similar process) to disclose any Data and Information, you shall provide the Disclosing Party with prompt notice of such requirement in order to afford the Disclosing Party an opportunity to seek a protective order or other appropriate remedy and/or to waive compliance with the terms of this Agreement. However, if the Disclosing Party is unable to obtain or does not seek such protective order, or if the Disclosing Party waives compliance with the terms hereof, you or your representatives agree to provide only that limited portion of the Data and Information that you are advised by written opinion of counsel is legally required and to exercise your best efforts to obtain assurance that confidential treatment will be accorded such Data and Information.

8. The Disclosing Party makes no representations or warranties, express or implied, statutory or otherwise, as to, or in any way with respect to, validity, accuracy or completeness of, any data and information (whether Data and Information or other data and information) imparted or otherwise obtained by you during the course of any review or thereafter, or any condition or aspect thereof, whether such data and information/Data and Information is acquired in conversation with the Disclosing Party's employees or as a result of viewing written materials and documents covering or affecting, directly or indirectly, the Opportunity. Neither the Disclosing Party, nor any of its affiliates, directors, officers, employees, agents or consultants shall have any liability whatsoever with respect to the use of any data and information (whether Data and Information or other data and information) furnished under this Agreement. Any decision or action taken by you with respect to your evaluation of Data and Information shall be based solely on your independent judgment.

9. You shall release and forever defend, indemnify and hold the Disclosing Party, its parent corporations, subsidiaries and affiliates, directors, officers, employees, agents and consultants, harmless from and against any claim as to the lack of completeness or accuracy of any data and information disclosed (whether Data and Information or other data and information), and you shall further release and forever defend, indemnify and hold the Disclosing Party, its parent corporations, subsidiaries and affiliates, directors, officers, employees, agents and consultants harmless from and against all responsibility and/or liability for any conclusions that are derived from any such disclosed data and information (whether Data and Information or other data and information). "Affiliate" in relation to a Party to this Agreement means [Chevron U.S.A. Production Company or Electric Clearinghouse, Inc., as appropriate] and any person, partnership or corporation which (i) is controlled by that Party; (ii) is controlled by another corporation which also controls that Party; or (iii) controls that Party, where "control" and "controlled" mean direct or indirect ownership of 50% or more of the stock having a right to vote for directors.

10. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, permitted assigns, affiliates, officers and employees for a period of ____ years from the effective date hereof.

11. This Agreement comprises our full and complete agreement with respect to disclosure of the Data and Information and replaces and supersedes all prior communications, understandings and agreements between us, whether written, express or implied. Any purported modification or amendment hereto shall be binding on the Parties only if same is in writing, is executed by an authorized representative of each party hereto and expressly refers to this Agreement.

12. Your rights hereunder may not be assigned without the Disclosing Party's prior written consent.

13. This Agreement is effective as of the date set out at the top of this Agreement.

If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing in the space below and returning both executed copies for our signature.

                                            Very truly yours,

                                            [THE DISCLOSING PARTY]